SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 11, 2017 (April 10, 2017)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On April 11, 2017, Dynegy Inc. (“Dynegy”) issued a News Release announcing that it is providing its internal 2017 and 2018 Adjusted EBITDA forecast estimates. Dynegy will hold an investor call today, April 11, 2017, at 8:00 a.m. central/9:00 a.m. eastern. Participants may access the materials to be discussed and the webcast information via the “Investors” section of Dynegy’s website (www.dynegy.com). The call will be archived and available for replay on the Dynegy website for a one-year period. A copy of Dynegy’s April 11, 2017 News Release is furnished herewith as Exhibit 99.1 and is incorporated herein by this reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission (the “SEC”) Release No. 33-8176, the information contained in the News Release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In addition, the News Release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such News Release.

Non-GAAP Financial Information

The discussion materials contain non-GAAP financial measures including EBITDA and Adjusted EBITDA. Reconciliations to the nearest GAAP measure cannot be provided without unreasonable efforts due to: (i)  Dynegy has not completed the preparation of comparable GAAP measures for the three months ended March 31, 2017, (ii) it has not completed the estimates of fair value of assets acquired in the Engie acquisition, and (iii) it has not completed the accounting for Genco’s emergence from bankruptcy.  The lack of such reconciling information should be considered when assessing the impact of these disclosures.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Document

99.1	News Release dated April 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: April 11, 2017	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	News Release dated April 11, 2017.